UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 30, 2020

Cactus, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38390	35-2586106
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

920 Memorial City Way, Suite 300 Houston, Texas 77024
(Address of Principal Executive Offices) (Zip Code)

(713) 626-8800
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01	WHD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.               ☐

Item 2.05	Costs Associated with Exit or Disposal Activities.

On April 3, 2020, Cactus, Inc. (“Cactus” or the “Company”) announced that as part of the Company’s comprehensive response to the weakened macroeconomic environment, Cactus reduced its total U.S. associate headcount by approximately 30% effective April 1, 2020 in anticipation of the activity declines expected by early in the second quarter. Cactus also implemented large-scale salary reductions for its workforce beginning in March 2020, inclusive of a 50% reduction to the CEO’s base salary, and salary reductions ranging from 25% to 50% for its other named executive officers. Board Member remuneration has also been reduced by 25%.

As a result of the abovementioned cost rationalization efforts, Cactus will record approximately $1 million in non-routine charges primarily related to severance benefits as of March 31, 2020. These salary and headcount reductions are estimated to result in approximately $35 million of annualized cost savings, $5 million of which are associated with selling, general and administrative expenses. These cost savings estimates include items such as overtime reductions, benefits and payroll taxes. These estimates are, however, exclusive of additional or alternative potential cost saving measures that will be taken by the Company, such as a reduction in discretionary payments to associates related to annual incentive bonuses associated with the Company’s financial performance, which totaled approximately $8 million in 2019, $4 million of which was categorized as selling, general and administrative expenses.

In light of the recent macroeconomic events, Cactus has also withdrawn its full year net capital expenditure guidance for 2020. Net capital expenditures are now expected to be in the range of $20 million to $30 million in 2020, representing a reduction of more than 50% from 2019’s level. A majority of this spend will be allocated to the first half of the year. The Company’s cash balance rose to approximately $230 million as of March 31, 2020, and its $75 million revolver remains fully available. Going forward, Cactus will continue to respond quickly to deteriorating conditions while protecting its reputation for operational excellence.

A copy of the press release dated April 3, 2020 is included as Exhibit 99.1 to this report and is being furnished to the SEC and shall not be deemed filed for any purpose.

Cautionary Statement Concerning Forward-Looking Statements

Certain statements contained in this Current Report on Form 8-K constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of Cactus’ control, that could cause actual results to differ materially from the results discussed in the forward-looking statements.

Forward-looking statements can be identified by the use of forward-looking terminology including “may,” “believe,” “expect,” “intend,” “anticipate,” “estimate,” “continue,” “potential,” “will,” “hope” or other similar words and include the Company’s expectation of future performance contained herein. These statements discuss future expectations, contain projections of results of operations or of financial condition, or state other “forward-looking” information. You are cautioned not to place undue reliance on any forward-looking statements, which can be affected by assumptions used or by known risks or uncertainties. Consequently, no forward-looking statements can be guaranteed. When considering these forward-looking statements, you should keep in mind the risk factors and other factors noted in the Company’s Annual Report on Form 10-K, any Quarterly Reports on Form 10-Q and the other documents that the Company files with the Securities and Exchange Commission. The risk factors and other factors noted therein could cause actual results to differ materially from those contained in any forward-looking statement.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description
99.1	Press Release dated April 3, 2020.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 3, 2020

Cactus, Inc.

By:	/s/ David Isaac
Name:	David Isaac
Title:	General Counsel, Vice President of Administration and Secretary

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